News Release

Firsthand Technology Value Fund Holding Pivotal Systems
Announces Record Quarterly Results and New Funding

San Jose, CA, November 1, 2016 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), disclosed today that Pivotal Systems, Inc. (“Pivotal”), a Fund holding since 2012, has announced results for the quarter ended September 30, 2016. Pivotal achieved record revenues and bookings in excess of $4 million, based on the accelerating adoption of the company’s Gas Flow Controller™ (GFC) technology by leading semiconductor companies. The company also noted that it already has received multiple repeat orders for its new line of High Flow Controllers (HFCs), signifying rapid customer acceptance of the new products.

“While the numbers for the most recent quarter are impressive, we believe Pivotal has only scratched the surface; the market for mass flow controllers is widely reported to be in the hundreds of millions of dollars per year,” stated Kevin Landis, the Fund’s CEO. “The company’s business has reached an inflection point and the new high-flow products have effectively doubled the size of the potential market for GFCs.”

In October, Pivotal announced the closing of an $8 million investment round to fund the company’s expansion. Anzu Partners led the round, which also included participation from the Fund and Quan Technology Fund. Proceeds from the funding will be used, in part, to expand the company’s manufacturing capacity with a new facility in Asia.

As of September 30, 2016, the Fund’s investment in Pivotal consisted of 33,508,691 shares of preferred stock plus warrants to purchase additional shares. Additional information about Pivotal Systems and its products is available on the company’s website at www.pivotalsys.com.

News Release

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.  An investment in the Fund involves substantial risks, some of which are highlighted below.  Investment results for any individual portfolio holding should not be considered indicative of performance for the Fund as a whole. Please see the Fund’s public filings for more information about fees, expenses and risk.  Past investment results do not provide any assurances about future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com